EXHIBIT 3.2

                                              STATE OF SOUTH CAROLINA
                                                SECRETARY OF STATE
                                               ARTICLES OF AMENDMENT
                                               (Re: Change of Name)

                                         GREENWOOD NATIONAL BANCORPORATION

         Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.       The name of the corporation is Greenwood National Bancorporation.

2. On May 16, 1994, the corporation adopted the following Amendment of its Articles of Incorporation.

                       The name of the corporation is changed to:
                       Community Capital Corporation.

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA"): Not Applicable

4.       The Amendment was adopted by shareholder action.

                       At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                                                                        Number of              Number of
                                                                          Votes                Undisputed
                    Number of                  Number of                Represented              Shares
Voting              Outstanding                Votes Entitled              at the                 Voted
Group                  Share                    To Be Cast                Meeting         For     Against
Common                562,328                  562,328                   395,291       378,779    16,512


5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See ss.33-1-230(b): upon filing.

DATE: May 19, 1994                   GREENWOOD NATIONAL
                                     BANCORPORATION

                                     By: /s/ William G. Stevens
                                     William G. Stevens
                                     Its:  President and Chief Executive Officer




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